                                                                     EXHIBIT 1.2


                                 SCHEDULE III

                               4,600,000 Shares

                             The Money Store Inc.

                          (a New Jersey corporation)

                  $1.72 Mandatory Convertible Preferred Stock

                               PRICING AGREEMENT
                               -----------------

                                                                October 30, 1996

PRUDENTIAL SECURITIES INCORPORATED
BEAR, STEARNS & CO. INC.
MONTGOMERY SECURITIES
OPPENHEIMER & CO., INC.
  As Representatives of the several Underwriters
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Dear Sirs:

          Reference is made to the Underwriting Agreement, dated October 30, 1996 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule II thereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), of the above shares of $1.72 Mandatory Convertible Preferred Stock (the "Initial Shares") of The Money Store Inc. (the "Company").

          We confirm that the Closing Date (as defined in Section 3 of the Underwriting Agreement) shall be at 9:30 AM., New York City time, on November 5, 1996 at the offices of Cleary, Gottlieb, Steen & Hamilton.

          Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with each Underwriter as follows:

          1. The initial public offering price per share for the Initial Shares, determined as provided in said Section 2, shall be $26.50.


          2. The purchase price per share for the Initial Shares to be paid by the several Underwriters shall be $25.64, being an amount equal to the initial public offering price set forth above less $0.86 per share.

          If the foregoing is in accordance with your understanding of our agreement, please sign and deliver to Mr. Morton Dear a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              THE MONEY STORE INC.

                              By:  /s/ MORTON DEAR
                                   __________________________
                                   Morton Dear
                                   Executive Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written
above.

PRUDENTIAL SECURITIES INCORPORATED
BEAR, STEARNS & CO. INC.
MONTGOMERY SECURITIES
OPPENHEIMER & CO., INC.

By:  PRUDENTIAL SECURITIES INCORPORATED

By:  /s/ JEAN-CLAUDE CANFIN
     ____________________________________
     Jean-Claude Canfin, Director


                 For itself and on behalf of the Underwriters

                                   EXHIBIT A

                    Form of opinion of Eric R. Elwin, Esq.

            pursuant to Section 6(b) of the Underwriting Agreement

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New Jersey.

2. The Company has all requisite corporate power and authority to issue the Shares, to issue the shares of Common Stock issuable upon conversion of the Shares, to execute, deliver and perform its obligations under the Underwriting Agreement and the Certificate of Designations for the Shares and to carry on its business and own or lease its real property as described in the Registration Statement and the Final Prospectus.

3. Each of the subsidiaries listed on Exhibit ___ hereto (the "Material Subsidiaries") which is incorporated in the State of New Jersey (the "New Jersey Material Subsidiaries") has been duly incorporated and is validly existing and in good standing under the laws of the State of its incorporation.

4. Each New Jersey Material Subsidiary has all requisite corporate power and authority to carry on its respective businesses and own or lease its respective real property as described in the Registration Statement and the Final Prospectus.

5. The issued shares of capital stock of each New Jersey Material Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially directly by the Company free and clear of any perfected security interests or, to my knowledge, any other security interests, liens, encumbrances or claims.

6. The Company has authorized capital stock as set forth in the Final Prospectus under the caption "Capitalization"; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or other rights to subscribe for or purchase securities.

7. The Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable; the certificates for the Shares are in valid and sufficient form; the shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance upon conversion of the Shares and, when issued upon conversion, will be validly issued, fully paid and nonassessable; no holders of the outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for or purchase any of the Shares or any shares of Common Stock issuable upon conversion of the Shares; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement.

8. The statements included in the Basic Prospectus under the captions "Description of Securities--Common Stock" and "Description of Securities-- Preferred Stock", insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions.

9. The Statements included in the Final Prospectus under the caption "Description of Preferred Shares", insofar as such statements purport to summarize certain provisions of the Shares, provide a fair summary of such provisions.

10. The execution and delivery of the Underwriting Agreement and the Certificate of Designations for the Shares and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Company; the Underwriting Agreement and the Certificate of Designations for the Shares have been duly executed and delivered by the Company; and the Certificate of Designations for the Shares has been duly filed with the Secretary of State of the State of New Jersey as an amendment to the Company's Certificate of Incorporation.

11. The issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to the Underwriting Agreement, the issuance of the shares of Common Stock issuable upon conversion of the Shares, the compliance by the Company with the other provisions of the Underwriting Agreement and the consummation of the other transactions therein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except as may be required under federal or state securities or blue sky laws (as to which I express no opinion), (ii) conflict with or violate (A) the Certificate of Incorporation, the Bylaws or the charter documents or bylaws of any New Jersey Material Subsidiary, or (B) any statute, rule or regulation applicable to the Company or any of the Material Subsidiaries, or (C) any judgment, decree or order of any court or other governmental authority or any arbitrator and applicable to the Company or any of the Material Subsidiaries, or (iii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of the Material Subsidiaries or any of their respective properties are bound; except in the case of clauses (ii)(C) or
     (iii) for such conflicts, violations, breaches, defaults or liens that, individually or in the aggregate, will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

12. To my knowledge, after due inquiry, no Material Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary's capital stock, from repaying to the Company any loans or advances to such Material Subsidiary from the Company or from transferring any of such Material Subsidiary's property or assets to the Company or any other Material Subsidiary of the Company, except as described in or contemplated by the Final Prospectus.

13. To my knowledge, after due inquiry, neither the Company nor any of the Material Subsidiaries is in violation of any federal or state law or regulation relating to their respective lending activities, including, without limitation, rules and regulations of the United States Small Business Administration, rules and regulations of the Guaranteed Student Loan Program and applicable banking laws, rules and regulations, except for any such violation of law or regulation which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

14. To my knowledge, after due inquiry, the Company and each of its subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Final Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

15. To my knowledge, after due inquiry, no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which the Company or any of the Material Subsidiaries or any of their respective properties is bound or may be affected, except for defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

16. There is no pending or, to my knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of their respective properties of a character required to be described in the Registration Statement or the Final Prospectus; and, to my knowledge, there is no contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

17. The statements set forth under the subheadings "Home Equity Loans," "SBA Loans," "Student Loans," "Loan Funding and Borrowing Arrangements," "Regulation" and "Environmental Policies" under the heading "Item 1. Business" and under the heading "Item 3. Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings.

18. Each of the Material Subsidiaries is duly qualified and in good standing as a foreign corporation in each state listed on Exhibit ___ hereto (except as otherwise indicated on Exhibit ___ hereto) and (ii) to my knowledge, after due inquiry, in each other jurisdiction where each such entity owns or leases real property or where the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

19. Insofar as any of the foregoing opinions relate to the validity or issuance of the Shares under the law of the State of New Jersey, I have, with the Underwriters' consent, relied as to all such matters on the opinion of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, special New Jersey counsel to the Company.

                                   EXHIBIT B

                 Form of opinion of Stroock & Stroock & Lavan
            pursuant to Section 6(c) of the Underwriting Agreement


1. Each of the subsidiaries of the Company listed on Exhibit ___ hereto (the "Material Subsidiaries") that is incorporated under the laws of the State of Delaware (the "Delaware Material Subsidiaries") has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2. Each Delaware Material Subsidiary has all requisite corporate power to carry on its business and own or lease its real property as described in the Registration Statement and the Final Prospectus.

3. The issued shares of capital stock of each Delaware Material Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are, to our knowledge, owned, directly or indirectly, beneficially by the Company free and clear of any perfected security interests or any other security interests, liens, encumbrances or claims.

4. All of the issued shares of capital stock of the Company (i) have been issued in compliance with all applicable federal securities laws and (ii) to our knowledge, were not issued in violation of or subject to any preemptive or other rights to subscribe for or purchase securities (other than statutory preemptive rights as to which we express no opinion); the Shares and the Common Stock issuable upon conversion of the Shares have been duly included for trading on the Nasdaq National Market; and, to our knowledge, no holders of outstanding shares of capital stock of the Company are entitled to any preemptive or other rights to subscribe for or purchase any of the Shares or any shares of Common Stock issuable upon conversion of the Shares (other than statutory preemptive rights as to which we express no opinion).

5. To our knowledge, (i) no legal or governmental proceedings are pending to which the Company or any of the Material Subsidiaries is a party or to which the property of the Company or any of the Material Subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus ("Proceedings") and are not described therein, (ii) no Proceedings have been threatened against the Company or any of the Material Subsidiaries or with respect to any of their respective properties and (iii) no contract or other document is required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

6. The issuance, offering and sale of the Shares to the Underwriters pursuant to the Underwriting Agreement, the compliance by the Company with the other provisions of the Underwriting Agreement and the consummation of the other transactions therein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws (as to which we express no opinion), (ii) conflict with or violate (A) the certificate of incorporation or bylaws of any of the Delaware Material Subsidiaries, or (B) any statute, rule or regulation applicable to the Company or any of the Material Subsidiaries, or
(iii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or document listed on Exhibit ___ attached hereto (the "Material Agreements").

7. The Registration Statement is effective under the Act; any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Final Prospectus has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

8. The Registration Statement and the Final Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and related notes, financial statement schedules and other financial and statistical information and exhibits included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

9. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

10. To our knowledge, no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument listed on Exhibit ___ hereto, except where such default or event will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

     We have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and your representatives at which the contents of the Registration Statement, the Final Prospectus and related matters were discussed, and, although we have not undertaken to investigate or verify independently, and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) no facts have come to our attention which lead us to believe (i) that the Registration Statement (other than the financial statements and related notes, financial statement schedules and other financial and statistical information and exhibits included or incorporated by reference therein or omitted therefrom, as to which we express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Final Prospectus (other than the financial statements and related notes, financial statement schedules and other financial and statistical information and exhibits included or incorporated by reference therein or omitted therefrom, as to which we express no belief), as of the date thereof and the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   EXHIBIT C


                Form of opinion of Sills Cummis Zuckerman Radin
              Tischman Epstein & Gross, pursuant to Section 6(d)
                         of the Underwriting Agreement


1. The Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2. The Certificate of Designations for the Shares has been duly authorized and executed by the Company and has been duly filed in accordance with the laws of the State of New Jersey with the Secretary of State of the State of New Jersey as an amendment to the Company's Certificate of Incorporation.

3.  The certificates for the Shares are in valid and sufficient form.

4. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance by the Company, and when the Shares are converted in accordance with the terms of the Certificate of Designations for the Shares, the shares of Common Stock issued therefor will be validly issued, fully paid and nonassessable.

5. The issuance and sale by the Company of the Shares and the Common Stock issuable upon conversion thereof pursuant to the Underwriting Agreement and the Certificate of Designations for the Shares will not violate or conflict with any New Jersey statute, rule or regulation or the Certificate of Incorporation or by-laws of the Company.